  EXHIBIT 10.22

June 8, 2021

Ms. Irina Pestrikova

*****

*****

Dear Irina:

It is with great pleasure that ENDRA Life Sciences offers you the position of Senior Director, Finance, reporting to me. This role will initially be part-time and then evolve to a full-time leadership position. You will be responsible for leading the finance and accounting function as we continue to grow and prepare for commercial and manufacturing activities worldwide.

Terms of this offer include base pay of $3,076 per week, which is equivalent to $160,000 per year (this annualized amount is stated for convenience only and does not serve to guarantee employment for any period of time). While part-time, you will receive a pro-rated salary. It is anticipated that you will join us in a full-time capacity before the end of the summer.

Other elements of your compensation package include:

•	A target annual performance-based bonus of 15%, which will be prorated based upon your start date and paid after Board approval in March each year;
•	20,000 stock option shares upon hire, subject to a vesting schedule (full agreement provided separately);
•	Eligibility to participate in an annual Employee Stock Option Plan, subject to performance and at the discretion of the board;
•	Paid time off, including 15 personal days, 2 flex days, regular company designated holidays, and end of year holiday shutdown;
•	Employee benefits plans including medical, dental, vision, and 401(k) plans when your schedule increases to 30 hours or more weekly.

If you have any questions concerning the benefits for which you will be eligible, please feel free to contact our HR Leader, Steve Freeman (****; phone ****).

This offer is contingent upon successful and satisfactory completion of a background check (references, criminal, financial, and education verification), board approval, work authorization, and drug screen. Full-time employment is also contingent upon relinquishing all interests and involvement in other business activities, such as Atlas, Wells Compliance, Storycorp, and other business interests which could impact your commitment to ENDRA.

We are very excited about you joining our leadership team at a formative and crucial junction in the evolution of ENDRA. I hope that you will join us on this great journey!

Sincerely,

/s/ Francois Michelon

Francois Michelon

Chief Executive Officer

The provisions of this offer of employment have been read, are understood, and the offer is herewith accepted.

Signature:	/s/ Irina Pestrikova	Date:	/s/ June 9, 2021

ENDRA Life Sciences 3600 Green Court Suite 350 Ann Arbor, MI 48105 USA +1-734-335-0468 www.endrainc.com